UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

(Amendment No. __)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: June 19, 2023

CalEthos, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-50331	98-0371433
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11753 Willard Avenue Tustin, CA	92782
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (714) 352-5315

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 19, 2023, CalEthos, Inc. (the “Company”) entered into an Employment Agreement dated as of June 19, 2023 (the “Employment Agreement”) with Joel Stone, the Company’s President and Chief Operating Officer. Pursuant to the terms of the Employment Agreement, Mr. Stone will receive (i) an annual base salary of $250,000, which amount may be increased upon the Company reaching certain benchmarks described in the Employment Agreement, as determined in the sole discretion of the Company; (ii) an initial option grant of seven-year options to purchase 2,500,000 shares of the Company’s common stock for a purchase price of $0.50 per share, of which the right to purchase up to 1,250,000 shares will vest in equal installments over a period of three years and the right to purchase up to 1,250,000 shares will vest upon the Company completing certain milestones that are set out in the Employment Agreement; and (iii) the right to participate in all benefit plans offered to the Company’s senior executive officers.

The Employment Agreement also provides for certain severance benefits upon a termination by the Company without “cause” or by Mr. Stone for “good reason.” In the event of a termination by the Company without “cause” or by Mr. Stone for “good reason” after the first full year of employment, Mr. Stone would be entitled to (i) continued payment of his base salary for the lesser of six (6) months or the remaining term of the Employment Agreement, subject to Mr. Stone signing a timely and effective separation agreement containing a release of all claims against the Company and other customary terms; provided, however, that if such termination is between the 91st day and the end of the first year of employment, Mr. Stone will be entitled to a pro rata portion of such payment.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the Employment Agreement, a copy of which is attached to this Current Report as Exhibit 10.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Employment Agreement dated as of June 19, 2023 between CalEthos Inc. and Joel Stone.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALETHOS, INC.

Date: June 27, 2023	By:	/s/ Michael Campbell
Michael Campbell
Chief Executive Officer

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